SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): AUGUST 22, 2006

                          COMMISSION FILE NO. 000-49756



                        WGL ENTERTAINMENT HOLDINGS, INC.
            ---------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           THE WORLD GOLF LEAGUE, INC.
                         ------------------------------
                                  (FORMER NAME)

             DELAWARE                                      95-0201235
    -------------------------------            --------------------------------
   (STATE OR OTHER JURISDICTION OF            (IRS EMPLOYER IDENTIFICATION NO.)
   INCORPORATION  OR  ORGANIZATION)


                          963 HELMSLEY COURT, UNIT 107
                           LAKE  MARY,  FLORIDA  32746
                -------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (407) 328-8538
                     --------------------------------------
                           (ISSUER  TELEPHONE NUMBER)

             2139 STATE ROAD 434, SUITE 101, LONGWOOD, FLORIDA 32779
                      ------------------------------------
                       (FORMER PRINCIPAL EXECUTIVE OFFICE)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

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WGL  Entertainment  Holdings,  Inc.,  formerly  The World Golf League, Inc. (the
"Company") filed a Certificate of Amendment ("Amendment") to its Articles of Incorporation with the Secretary of State of Delaware, which became effective August 22, 2006, to affect a name change, increase its authorized shares, and reauthorize the par value of its common stock. The Amendment affected a name change of the Company to "WGL Entertainment Holdings, Inc.", increased the authorized shares of the Company to ten billion (10,000,000,000) shares of common stock, $0.001 par value per share and re-authorized the issuance of ten million (10,000,000) shares of preferred stock, $0.001 par value per share.

The Board of Directors of the Company is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and/or limitations. The powers, preferences, rights, privileges, qualifications, restrictions and limitations of each class or series of the preferred stock, if any, may differ from those of any and all other classes or other series at any time outstanding. Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

The Amendment was approved at the Company's special meeting of shareholders ("Meeting") held August 16, 2006. The number of voting shares of the Company outstanding as of the record date of the Meeting, July 14, 2006 ("Record Date"), was 5,499,994,293 shares, which included 2,499,944,293 shares of common stock outstanding and 10,000,000 shares of preferred stock outstanding, which preferred stock has the right to vote 3,000,000,000 shares of our common stock (with each preferred stock share having the right to vote 300 shares of common stock), and the number of shares entitled to vote at the Meeting was the same.

The Amendment was approved at the Meeting by our Chief Executive Officer and Director, Michael S. Pagnano, who individually beneficially owned 37,219,368 shares of common stock, or 1.5% of our outstanding common stock and 10,000,000 shares of preferred stock representing 100% of our outstanding preferred stock as of the Record Date. Due to Mr. Pagnano's common and preferred stock ownership, which preferred stock allows him to vote an amount equal to 3,000,000,000 shares of common stock; he was able to vote 3,037,219,368 shares or 55.2% of our outstanding voting stock at the Meeting.

As a result of the name change, the Company's common stock will trade under the new stock symbol "WGLE" beginning on August 29, 2006.

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ITEM 9.1  FINANCIAL STATEMENTS AND EXHIBITS

c)  Exhibits:

3.1 Certificate of Amendment to the Certificate of Incorporation of the Company

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 28, 2006                         WGL Entertainment Holdings, Inc.

                                        /s/ Michael S. Pagnano
                                        -------------------------
                                        Michael S. Pagnano
                                        Chief Executive Officer

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